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                                                                    Exhibit 22.1

                                  SUBSIDIARIES




             Subsidiaries                   % Ownership   State of Incorporation
             ------------                   -----------  -----------------------
Alpha Title Company, Inc. (Division of OHC)        100           Florida
OHC Corp.                                          100           Florida
Oriole G & T Management Corp.                      100           Florida
Oriole At Harbour Heights, Inc.                    100           Florida
South Florida Residential Mortgage Co.             100           Florida
Oriole-Boca, Inc.                                  100           Florida
The Pier Club, Inc.                                100           Florida
Oriole Limited, Inc.                               100           Florida
Oriole Fairway Point, Inc.                         100           Florida
Oriole Joint Venture, Ltd.                         100           Florida
Oriole of Naples, Inc.                             100           Florida
Oriole at Stonecrest, Inc.                         100           Florida
Seabreeze Properties, Inc.                         100           Maryland





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